ARTICLES OF INCORPORATION

                                       OF

                              KANAS TELECOM, INC.

         The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Alaska Corporations Code (Alaska Statutes 10.06 et. seq.), adopts the following Articles of
Incorporation:

                                    ARTICLE I

          The name of the corporation is:

                               KANAS TELECOM, INC.

                                   ARTICLE II

          The purpose for which the corporation is organized is to engage in any lawful business allowed under the Alaska Corporations Code, other than banking and finance.

                                   ARTICLE III

         The duration of the corporation shall be perpetual.

                                   ARTICLE IV

         The authorized capital stock of the corporation shall consist of 100,000 nonassessable, voting common shares without par value.

                                    ARTICLE V

         The internal affairs of the corporation shall be governed by by-laws hereafter adopted.

                                   ARTICLE VI

         The initial registered office address of the corporation is:

                           P.O. Box 649
                           Glennallen, Alaska 99588

                                   ARTICLE VII

         The name of the initial registered agent at that address is:

                           Roy S. Ewan


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                                  ARTICLE VIII

         The name and address of the incorporator is:

                           Patrick M. Anderson
                           One Sealaska Plaza, Suite 302
                           Juneau, Alaska 99801

                                   ARTICLE IX

         The initial Board of Directors shall consist of one person. The name and address of the person who shall serve as Director until the first annual meeting of shareholders, or until his successor shall be elected and qualified, is:

                           Patrick M. Anderson
                           One Sealaska Plaza, Suite 302
                           Juneau, Alaska 99801

                                    ARTICLE X

         There are no affiliates of this corporation who are nonresident aliens or corporations whose place of incorporation is outside of the United States.

         EXECUTED in duplicate originals at Juneau, Alaska on this 13th day of May, 1996.

                                             /s/
                                             Patrick M. Anderson, Incorporator

STATE OF ALASKA            )
                           )ss.
FIRST JUDICIAL DISTRICT    )

         Patrick M. Anderson says on oath or affirms that he has read the foregoing document and believes all statements made in the document are true.


                                             /s/
                                             Patrick M. Anderson, Incorporator

         SUBSCRIBED AND SWORN to or affirmed before me at Juneau, Alaska on this 13th day of May, 1996.

                                             /s/
                                             NOTARY PUBLIC FOR ALASKA
                                             My Commission Expires:

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                                               ARTICLES OF AMENDMENT

The undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation pursuant to the provisions of Alaska Statute 10.06.510:

1.       The name of the corporation is:  KANAS TELECOM, INC.

2. Resolved that Article I of the Articles of Incorporation be amended to read as follows:

         "The name of the corporation is:

         GCI FIBER COMMUNICATION CO., INC."

3. The amendment to the Articles of Incorporation was adopted as of July 19, 2001, by unanimous vote of all of the outstanding shares and all of the corporation's Directors.

         The number of shares outstanding is:  50,000
         The number of shares entitled to vote is:  50,000

         The number of shares that voted for the amendment: 50,000 The number of shares that voted against the amendment: 0



Dated as of July 19, 2001                   KANAS TELECOM, INC.


By: /s/                                     By: /s/
         Wilson Hughes                               Ronald A. Duncan
         President                                   Chief Executive Officer

Subscribed and sworn to before me this 23rd day of July, 2001.

                                            /s/ Tammy M. Webber
                                            Notary Public in and for Alaska
                                            My Commission Expires: 01/08/03